Registration No. 333-142050

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICROMED CARDIOVASCULAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0265161 (I.R.S. Employer Identification Number)

8965 Interchange Drive, Houston, Texas (Address of principal executive offices)	77054 (Zip Code)
MicroMed 1997 Stock Option Plan
MicroMed 2005 Stock Incentive Plan
(Full title of the plan)

Robert Benkowski
Chief Executive Officer
MicroMed Cardiovascular, Inc.
8965 Interchange Drive
Houston, Texas 77054
(Name and address of agent for service)
(713) 838-9210
(Telephone number, including area code, of agent for service)

Copies to:
Jeffrey A. Adams, Esq.
Bettison, Doyle, Apffel & Guarino, P.C.
6710 Stewart Road, Suite 300
Galveston, Texas 77551
(409) 744-9783

DEREGISTRATION OF SECURITIES
MicroMed Cardiovascular, Inc. (the “Company”) is filing this post-effective amendment to remove from registration all shares of Company common stock registered under the Registration Statement on Form S-8 filed on April 11, 2007 (File No. 333-142050) which have not been resold by the holders thereof.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on March 26, 2008.

MicroMed Cardiovascular, Inc.
By:	/s/ ROBERT BENKOWSKI
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ ROBERT BENKOWSKI Robert Benkowski	Chief Executive Officer (Principal Executive Officer)	March 26, 2008

/s/ DEANNE YARTZ Deanne Yartz	Chief Financial Officer (Principal Accounting and Financial Officer)	March 26, 2008

/s/ CLIFFORD ZUR NIEDEN Clifford zur Nieden	Director	March 26, 2008

/s/ NORWICK B. H. GOODSPEED Norwick B. H. Goodspeed	Director	March 26, 2008

/s/ MATT BORENZWEIG Matt Borenzweig	Director	March 26, 2008